As filed with the Securities and Exchange Commission on July 24, 1998
                                            Registration No. 333-_______________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                            -------------------------

                           Cornerstone Properties Inc.
             (Exact name of Registrant as specified in its charter)

           Nevada                                               74-2170858
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                         Tower 56, 126 East 56th Street
                            New York, New York 10022
                    (Address of Principal Executive Offices)

                           Cornerstone Properties Inc.
                          1998 Long Term Incentive Plan

                      1995 Stock Option Agreements Between
      Cornerstone Properties Inc. and Certain Management and Key Executives

                      1997 Stock Option Agreements Between
      Cornerstone Properties Inc. and Certain Management and Key Executives

                      1998 Stock Option Agreements Between
      Cornerstone Properties Inc. and Certain Management and Key Executives

                    1995 Restricted Share Agreements Between
      Cornerstone Properties Inc. and Certain Management and Key Executives

                    1997 Restricted Share Agreements Between
      Cornerstone Properties Inc. and Certain Management and Key Executives

                    1998 Restricted Share Agreements Between
      Cornerstone Properties Inc. and Certain Management and Key Executives

                          Stock Option Certificates For
                                Certain Directors

                        Director Share Agreements Between
                Cornerstone Properties Inc. and Certain Directors

                            (Full title of the plans)
                            -------------------------

                                  John S. Moody
                      Chairman and Chief Executive Officer
                           Cornerstone Properties Inc.
                         Tower 56, 126 East 56th Street
                            New York, New York 10022
                     (Name and address of agent for service)

                                 (212) 605-7100
          (Telephone number, including area code, of agent for service)

                            -------------------------

                         CALCULATION OF REGISTRATION FEE



===========================================================================================================
Title of                  Amount               Proposed Maximum      Proposed Maximum       Amount of
Securities to be          to be                Offering Price Per    Aggregate              Registration
Registered                Registered           Share                 Offering Price         Fee
- -----------------------------------------------------------------------------------------------------------
Common Stock                2,087,000           $14.8939 (1)         $31,083,500 (1)        $ 9,169.63
no par value

Common Stock                3,314,592           $17.71875 (2)        $58,730,427 (2)        $17,325.48
no par value                                                                                ----------
                                                                                            $26,498.11
- -----------------------------------------------------------------------------------------------------------

(1)  The proposed maximum offering price per share and proposed aggregate offering price with respect to
     777,000 shares being offered pursuant to options under the Registrant's 1995 Stock Option Agreements,
     950,000 shares being offered pursuant to options under the Registrant's 1997 Stock Option Agreements,
     270,000 shares being offered pursuant to options under the Registrant's 1998 Stock Option Agreements and 90,000 shares being offered pursuant to the Registrant's Stock Option Certificates for Certain
     Directors are based on the weighted average exercise price in accordance with Rule 457(h).
(2)  The proposed maximum offering price per share and proposed aggregate offering price with respect to
     3,000,000 shares being offered pursuant to the Registrant's 1998 Long-Term Incentive Plan, 167,622
     shares being offered pursuant to the Registrant's 1995 Restricted Share Agreements, 112,500 shares being offered pursuant to the Registrant's 1997 Restricted Share Agreements, 31,678 shares being offered pursuant to the Registrant's 1998 Restricted Share Agreements and 2,792 being offered pursuant to the Registrant's Director Share Agreements are based on the average of the high and low prices of the
     Common Stock on the New York Stock Exchange consolidated reporting system on July 23, 1998, in accordance with Rule 457(c) and are being utilized solely for purposes of calculating the registration fee.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*
























- --------------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents are incorporated by reference in this Registration Statement:

          (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          (b) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

          (c) the Registrant's Current Reports on Form 8-K filed January 14, 1998, February 5, 1998, March 27, 1998 (two reports) and April 2, 1998; and

          (d) the description of the Registrant's common stock, no par value, contained in the Registrant's Registration Statement on Form 8-A (File No. 001-12861) for registration of such common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Subsection 1 of Section 78.7502 of Chapter 78 of the Nevada Revised Statutes (the "NRS") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or that, with respect to any criminal action or proceeding, he had reasonable cause to believe his actions were unlawful.

          Subsection 2 of Section 78.7502 of the NRS empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards to those described above except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          Section 78.7502 of the NRS further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (1) and (2) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Section 78.751 of the NRS provides that nay indemnification provided for by Section 78.7502 of the NRS (by court order or otherwise) shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. Section 78.752 empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 78.7502.

          Article IX of the Bylaws of the Registrant provides for indemnification of its officers and Directors, substantially identical in scope to that permitted under Section 78.7502 of the NRS. The Bylaws provide, pursuant to Subsection 2 of Section 78.7502 of the NRS, that the expenses of officers and Directors incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of any undertaking by or on behalf of the Director or officer to repay such amounts unless it shall ultimately be determined that he is entitled to be indemnified by the Registrant pursuant to Article IX of the Bylaws.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          The following exhibits are filed as part of this Registration
Statement:

4.1       Cornerstone Properties Inc. 1998 Long-Term Incentive Plan

4.2       Form of 1995 Stock Option Agreements, as amended.

4.3       Form of 1997 Stock Option Agreements, as amended.

4.4       Form of 1998 Stock Option Agreements.

4.5       Form of 1995 Restricted Share Agreements.

4.6       Form of 1997 Restricted Share Agreements.

4.7       Form of 1998 Restricted Share Agreements.

4.8       Form of Director Stock Option Certificates.

4.9       Form of Director Share Agreements.

4.10 Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 0-10421)).

4.11 Certificate of Amendment of Restated Articles of Incorporation of the Registrant, dated October 27, 1997 (incorporated by reference from the Registration Statement on Form S-3, as filed with the Commission on March 2, 1998 (Registration No. 333-47149)).

4.12 Certificate of Amendment of Restated Articles of Incorporation of the Registrant, dated July 10, 1998 (incorporated by reference from the Registrant's Registration Statement on Form S-3, as filed with the Commission on July 16, 1998 (Registration No. 333-59259)).

4.13 Bylaws of the Registrant (incorporated by reference to Exhibit 3.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-10421)).

5 Opinion of Lionel Sawyer & Collins regarding the legality of the common stock being registered hereby.

23.1      Consent of PricewaterhouseCoopers LLP.

23.2      Consent of Lionel Sawyer & Collins (included in Exhibit 5).

23.3      Consent of Grant Thornton LLP.

23.4      Consent of Arthur Andersen LLP.

24        Powers of Attorney (included on signature page).

Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 24th day of July, 1998.


                                 CORNERSTONE PROPERTIES INC.


                                 By: /s/ John S. Moody
                                     -------------------
                                     Name:  John S. Moody
                                     Title: Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

          Each of the undersigned whose signature appears below hereby constitutes and appoints John S. Moody, Thomas P. Loftus and Kevin P. Mahoney his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any and all related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities on July 24, 1998.

Signature                             Title


/s/ John S. Moody
- -------------------                   Chairman, Chief Executive Officer,
John S. Moody                         and Director (Principal Executive Officer)

/s/ Tomas P. Lofton                 Chief Administrative Officer,
- ------------------------            Secretary and Controller
Thomas P. Loftus                    (Principal Accounting Officer)


/s/ Kevin P. Mahoney                Senior Vice President and Chief Financial
- ------------------------            Officer (Principal Financial Officer)
Kevin P. Mahoney


/s/ Cecil D. Conlee                 Director
- ------------------------
Cecil D. Conlee


/s/ Rodney C. Dimock                Director
- ------------------------
Rodney C. Dimock


/s/ Blake Eagle                     Director
- ------------------------
Blake Eagle


/s/ Karl-Ludwig Hermann             Director
- ------------------------
Dr. Karl-Ludwig Hermann


/s/ Hans C. Mautner                 Director
- ------------------------
Hans C. Mautner


/s/ Lutz Mellinger                  Director
- ------------------------
Dr. Lutz Mellinger


                                    Director
- ------------------------
Craig R. Stapleton


                                    Director
- ------------------------
Michael J.G. Topham

                                    Director
- ------------------------
Dick van den Bos


                                    Director
- ------------------------
Jan van der Vlist

                                  Exhibit Index


Exhibit No.       Description of Document

4.1               Cornerstone Properties Inc. 1998 Long-Term Incentive Plan

4.2               Form of 1995 Stock Option Agreements, as amended.

4.3               Form of 1997 Stock Option Agreements, as amended.

4.4               Form of 1998 Stock Option Agreements.

4.5               Form of 1995 Restricted Share Agreements.

4.6               Form of 1997 Restricted Share Agreements.

4.7               Form of 1998 Restricted Share Agreements.

4.8               Form of Director Stock Option Certificate.

4.9               Form of Director Share Agreements.

4.10 Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 0-10421)).

4.11 Certificate of Amendment of Restated Articles of Incorporation of the Registrant, dated October 27, 1997 (incorporated by reference from the Registration Statement on Form S-3, as filed with the Commission on March 2, 1998 (Registration No. 333-47149)).

4.12 Certificate of Amendment of Restated Articles of Incorporation of the Registrant, dated July 10, 1998 (incorporated by reference from the Registrant's Registration Statement on Form S-3, as filed with the Commission on July 16, 1998 (Registration No. 333-59259)).

4.13              Bylaws of the Registrant (incorporated by reference to Exhibit
                  3.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 0-10421)).

5 Opinion of Lionel Sawyer & Collins regarding the legality of the common stock being registered hereby.

23.1              Consent of PricewaterhouseCoopers LLP.

23.2              Consent of Lionel Sawyer & Collins (included in Exhibit 5).

23.3              Consent of Grant Thornton LLP.

23.4              Consent of Arthur Andersen LLP.

24                Powers of Attorney (included on signature page).